                                                                   Exhibit 10.15

                             CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of this 17th day of November, 1997.

BY AND BETWEEN                     AIRTRAN HOLDINGS, INC.,
                                   a Nevada corporation, hereinafter
                                   referred to as the "Company"

AND                                Robert L. Priddy,
                                   an individual, hereinafter referred
                                   to as "Priddy"

WITNESSETH:

1.   EMPLOYMENT. Company hereby retains and employs Priddy to serve in the
     ----------
     capacity of consultant to the Company. Priddy accepts such employment upon the terms and conditions herein set forth. For all purposes, Priddy shall be treated as an employee of the Company during the term of this Agreement.

2.   TERM. The term of this Agreement shall commence on November 17, 1997 and
     ----
     shall continue until December 31, 2004, unless terminated earlier in accordance herewith.

3.   DUTIES. During the term of this Agreement, Priddy shall perform upon
     ------
     request of the Company, such duties and functions as may be necessary or desirable to consult and otherwise participate in the defense of litigation involving the Company relating to events taking place prior to the date hereof. The parties agree that Priddy will only devote a limited portion of his time and attention to the performance of his duties for the Company and will likely have other commitments that may interfere with requested services hereunder. Priddy agrees to use his good faith efforts to be available for the purposes set forth herein when sufficient advance notice is provided by the Company.

4.   COMPENSATION. As compensation for his services hereunder, Priddy shall
     ------------
     receive an annual base salary of (i) $100,000 per annum for the years 1998 through 2002, and (ii) $20,000 per annum for the years 2003 and 2004. Such salary shall be payable quarterly or at other intervals agreeable to Priddy and the Company. Such annual base salary shall be prorated for any partial period of employment. The Company shall deduct from each salary payment any and all sums required to be deducted by the Company for Social Security, federal and state withholding taxes, and any other federal or local tax or charge, whether now in effect or hereafter enacted or required, on such compensation.

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

5.   REIMBURSEMENT OF EXPENSES. The Company shall reimburse Priddy for his
     -------------------------
     reasonable and necessary out-of-pocket expenses incurred in connection with the performance of services hereunder.

6.   BENEFITS.
     --------

     (a) Priddy and his wife and dependents shall have lifetime pass privileges on Company flights, consistent with the most favorable pass privileges available to any Company executives as in effect from time to time.

     (b) Priddy and his wife shall have the right during their lifetimes to continuing coverage in the Company's health insurance plan in effect from time to time. So long as this Agreement remains in effect, such coverage shall be provided at the Company's expense. After the termination or expiration of this Agreement such participation shall be at Priddy's cost, not to exceed the COBRA (or equivalent) premium that would be chargeable with respect to such coverage.

     (c) Priddy shall not be entitled to any other benefits as an employee of the Company.

7.   NONDISCLOSURE. Priddy shall not, at any time during or after the
     -------------
     termination of his employment hereunder, except when acting on behalf of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances or marketing information (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to Priddy or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations and marketing of the Company; provided that trade secrets shall not include information publicly available or otherwise publicly disclosed except for public disclosures in violation of this Agreement. Priddy acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information could cause substantial injury to the Company.

8.   TERMINATION. The Company may terminate Priddy's employment hereunder only
     -----------
     if Priddy has willfully and unreasonably neglected or refused to perform his duties or responsibilities reasonably requested hereunder and fails to cure such breach within ten (10) days after written notice thereof from the Company. Otherwise, this Agreement may not be terminated without Priddy's consent.

9.   REMEDIES. Priddy acknowledges that a breach by him of any of the covenants
     --------
     contained in Section 7 of this Agreement could cause irreparable harm and injury to the Company for which the Company may have no adequate remedy at law. Priddy therefore agrees that, upon the occurrence of any breach or threatened breach of such covenants, the Company may be entitled, in addition to any damages it may have suffered as a result of the breach, to an injunction against breach of any of said covenants.

10.  ASSIGNMENT.  This Agreement shall be binding upon and shall inure to the
     ----------
     benefit of the
     successors and assigns of the Company. The services to be rendered by Priddy to the Company are individual and personal, and performance of such services may not be rendered to the Company on behalf of Priddy by any other person.


11.  MISCELLANEOUS.
     -------------

     (a)  Entire Agreement. This Agreement rescinds and supersedes any and all
          ----------------
          other agreements between the Company and Priddy with the exception of:
          (i) Priddy's options to purchase stock in the Company, as more specifically described in Exhibit "A" attached hereto, and (ii) that certain Indemnification Agreement between the Company and Priddy attached hereto as Exhibit "B." This Agreement contains the entire understanding between the parties relative to the employment of Priddy, there being no terms, conditions, warranties, or representations other than those contained herein, and no amendment hereto shall be valid unless made in writing and signed by both of the parties hereto.

     (b)  Governing Law. This Agreement shall be construed, in accordance with
          -------------
          the laws of the State of Nevada.

     (c)  Severability. In the event that any provision herein shall be legally
          ------------
          unenforceable, the remaining provisions nevertheless shall be carried into effect. Although the parties believe Priddy's covenants contained in Section 7 are fair and reasonable, if a court of competent jurisdiction determines that one or more of the covenants is excessive in duration or scope, the covenant shall be deemed modified and shall be enforceable to the extent determined reasonable by the court.

     (d)  Notices. All notices required or permitted to be given hereunder shall
          -------
          be deemed given if in writing and delivered personally or sent by telex, telegram, telecopy, or forwarded by prepaid registered or certified mail (return receipt requested) to the party or parties at the following addresses (or at such other addresses as shall be specified by like notices), and any notice however given, shall be effective when received:

                              To Priddy:     Robert L. Priddy
                                             3435 Kingsboro Road, #1601
                                             Atlanta, GA 30326
                                             Fax: (404) 842-9431

                              To the Company:
                                             AirTran Holdings, Inc.
                                             1800 Phoenix Blvd., Suite 126
                                             Atlanta, GA 30349
                                             Attn: President
                                             Fax: (770) 907-2586

     (e)  Waiver. The waiver by any party of a breach of any provision of this
          ------
          Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

     (f)  Counterparts. This Agreement may be executed in one or more
          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g)  Headings. The subject headings to the sections in this Agreement are
          --------
          included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     (h)  Construction. Each party has had the opportunity to set forth in this
          ------------
          Agreement all matters related to the subject hereof. Priddy and the Company acknowledge the binding legal effect of this Agreement, that this Agreement has been negotiated by the parties hereto and that each party has, to the extent desired, sought legal counsel related to the terms, conditions and effect of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.


                                   /s/ Robert L. Priddy
                                   -------------------------------
                                   Robert L. Priddy


                                   AIRTRAN HOLDINGS, INC.



                                   By: /s/ D. Joseph Corr
                                       ----------------------------

                                   Title:
                                         --------------------------

                                  EXHIBIT "A"

                           Outstanding Stock Options

------------------------------------------------------------------------------
      DATE OF            NUMBER OF      EXERCISE            EXPIRATION
       GRANT              SHARES          PRICE                DATE
------------------------------------------------------------------------------
June 28, 1994             200,000       $ 3.125             June 28, 2004
January 26, 1995          150,000       $  3.75             January 26, 2005
January 26, 1995           40,000       $ 5.125             January 26, 2005
January 30, 1996          250,000       $18.375             January 30, 2006

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